                                                                    EXHIBIT 23.3





                            SECURITIES DATA COMPANY



We hereby consent to the use of the information we provided for use in the Registration Statement relating to the offering of Medium-Term Notes by The Goldman Sachs Group, Inc. and to the references to our name in the Registration Statement, including under the caption "Experts".




Securities Data Company,
A division of Thomson Information Services



/s/ Kenneth J. Seng
--------------------
Kenneth J. Seng
Director, Account Management
& Client Training

March 26, 1999